[LOGO]
                                                              DIXON HUGHES PLLC
                                       Certified Public Accountants and Advisors


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Teche Holding Company Inc.
Franklin, Louisiana


We consent to the incorporation by reference in the Registration Statements No. 333-87354, 333-55913, 333-95583 and 333-125218 of Teche Holding Company Inc. on
Form S-8 of our report dated December 19, 2005, incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company Inc. for the fiscal year ended September 30, 2005.


                              /s/Dixon Hughes PLLC


Asheville, North Carolina
December 28, 2005


                                               500 Ridgefield Court, PO Box 3049
                                                        Asheville, NC 28802-3049
                                               Ph. 828.254.2254 Fx. 828.254.6859
                                                            www.dixon-hughes.com